                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           First Federal Capital Corp
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           FIRST FEDERAL CAPITAL CORP

                     A FEDERAL SAVINGS BANK HOLDING COMPANY

                                                                  March 15, 2004

Dear Shareholder:

         You are cordially invited to attend our 2004 annual meeting of shareholders, which will be held on Wednesday, April 21, 2004, at 10:30 a.m., local time, at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin.

         The attached notice of annual meeting of shareholders and proxy statement describe the formal business to be conducted at the annual meeting. Our Form 10-K annual report for the fiscal year ended December 31, 2003 also is included in our 2003 annual report. Our directors and officers, as well as representatives of Deloitte & Touche LLP, our independent auditors, will be present at the annual meeting to respond to any questions that you may have.

         It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person. We urge you to vote by phone or over the Internet, or mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in us are appreciated.

                                           Sincerely,

                                           /s/ Jack C. Rusch

                                           Jack C. Rusch
                                           President and Chief Executive Officer

                           FIRST FEDERAL CAPITAL CORP
                                605 STATE STREET
                           LA CROSSE, WISCONSIN 54601
                                 (608) 784-8000

                  NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 2004

         NOTICE IS HEREBY GIVEN that the 2004 annual meeting of shareholders of First Federal Capital Corp will be held on Wednesday, April 21, 2004, at 10:30 a.m., local time, at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, for the following purposes, all of which are described more completely in the accompanying proxy statement:

         (1) To elect one director for a three-year term and until his successor is elected and qualified;

         (2) To approve the First Federal Capital Corp 2004 Equity Incentive Plan; and

         (3) To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof. Our board of directors is not aware of any other such business at this time.

         The board of directors has fixed March 5, 2004 as the voting record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by us.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Bradford R. Price

La Crosse, Wisconsin                      Bradford R. Price
March 15, 2004                            Executive Vice President and Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO PROMPTLY VOTE BY PHONE OR OVER THE INTERNET, OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM IN THE ENVELOPE PROVIDED. PLEASE SEE "VOTING DEADLINES AND ELECTRONIC VOTING ALTERNATIVES" IN THE PROXY STATEMENT FOR ADDITIONAL DETAILS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU MAY REVOKE ANY PROXY GIVEN AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           FIRST FEDERAL CAPITAL CORP

                                 PROXY STATEMENT

                       2004 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 2004

         We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies on behalf of our board of directors to be used at the 2004 annual meeting of shareholders to be held at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, on Wednesday, April 21, 2004, at 10:30 a.m., local time, and at any adjournments or postponements thereof for the purposes set forth in the notice of annual meeting of shareholders.

         Our 2003 annual report to shareholders and Form 10-K annual report, including our consolidated financial statements for the fiscal year ended December 31, 2003 (which we sometimes refer to as "fiscal 2003"), accompany this proxy statement and appointment form of proxy, and are first being mailed to you on or about March 15, 2004. Generally, when we use the terms "we," "us," "our" or "ours," we mean First Federal Capital Corp (the "Company") and its wholly owned subsidiary, First Federal Capital Bank (the "Bank"). If there is, in our opinion, an important distinction between the two entities, we will refer to the "Company" or the "Bank," as appropriate.

RECORD DATE AND OUTSTANDING SHARES

         Only our shareholders of record at the close of business on March 5, 2004 will be entitled to vote at the annual meeting. On that date, there were 22,393,714 shares of our common stock outstanding and no other class of equity securities outstanding. Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented at the meeting. When we use the terms "you," "your" or "yours," we mean our shareholders of record on March 5, 2004.

QUORUM

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

ABSTENTIONS AND BROKER NON-VOTES

         For the election of directors, abstentions (i.e., shares for which authority is withheld to vote for a matter) will have no effect on the outcome of the vote, because directors are elected by a plurality of the votes cast. For all other matters to be voted on at the annual meeting, abstentions will be included in the number of shares voting on a matter, and consequently, an abstention will have the same practical effect as a vote against such matter.

         Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not expressly voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

VOTING

         MATTER 1: ELECTION OF DIRECTOR

         The proxy being provided by our board of directors enables you to vote for the election of the nominee proposed by the Nominating Committee, or to withhold authority to vote for the nominee being proposed. Our articles of incorporation, as amended, do not provide for cumulative voting by shareholders for the election of the Company's directors. Under the Wisconsin Business Corporation Law, directors are elected by a plurality of the votes cast with a quorum present, meaning that the one nominee receiving the most votes will be elected as a director.

         MATTER 2: APPROVAL OF THE FIRST FEDERAL CAPITAL CORP 2004 EQUITY INCENTIVE PLAN

         The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting is necessary to approve the First Federal Capital Corp 2004 Equity Incentive Plan (the "2004 Equity Incentive Plan").

SOLICITATION AND REVOCATION

         You are requested to vote electronically (see " -- Voting Deadlines and Electronic Voting Alternatives") or by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. The proxy solicited hereby, if properly executed and not revoked prior to its use, will be voted according to your instructions. If you do not provide instructions, a properly executed proxy will be voted:

         - FOR the election of the nominees for director named in this proxy statement;

         -        FOR the approval of the 2004 Equity Incentive Plan; and

         - In accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Returning your completed proxy form or voting your proxy electronically will not prevent you from voting in person at the annual meeting should you be present and wish to do so.

         You have the power to revoke your proxy any time before it is exercised by (i) filing with our Secretary written notice thereof (Bradford R. Price, Executive Vice President and Secretary, First Federal Capital Corp, 605 State Street, La Crosse, Wisconsin 54601), (ii) submitting a duly-executed proxy bearing a later date or overriding a previously submitted electronic proxy by submitting a subsequent electronic proxy, or (iii) appearing at the annual meeting and giving our Secretary notice of your intention to vote in person. If your shares are not registered in your own name, you will need additional documentation from the record holder to vote personally at the annual meeting. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment or postponement thereof and will not be used for any other meeting.

         We will bear the cost of solicitation of proxies on behalf of our board of directors. We have retained Regan & Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Regan & Associates will be paid a fee of $7,000. Pursuant to the retainer agreement with Regan & Associates, all fees to be paid to Regan & Associates will be waived if the proposals submitted for approval at the annual meeting are not approved by our shareholders. Proxies may be solicited by personal interview or by telephone, in addition to the use of the mails by our directors, officers and regular employees, without additional compensation therefor. We have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of common stock held of record by the beneficial owners of such shares. We will reimburse such brokerage firms, banks, nominees and other fiduciaries for their reasonable out-of-pocket expenses.

         In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the annual meeting, the annual meeting may be adjourned or postponed in order to permit the further solicitation of proxies. Proxies solicited hereby will be returned to the board of directors, and will be tabulated by inspectors of election designated by the board who will not be our directors or employees or directors or employees of any of our affiliates.

VOTING DEADLINES AND ELECTRONIC VOTING ALTERNATIVES

         You are able to vote your shares by telephone or over the Internet. Submitting your proxy electronically will not affect your right to vote in person if you decide to attend the annual meeting.

         SHARES REGISTERED IN YOUR NAME

         If your shares are registered directly with Wells Fargo Shareowner Services, you may vote your proxy telephonically by calling Wells Fargo Shareowner Services at (800) 560-1965 or over the Internet at http://www.eproxy.com/ftfc/. Votes submitted by telephone or over the Internet must be received by 12:00 p.m., Central Time, on Tuesday, April 20, 2004.

         SHARES HELD THROUGH ONE OF OUR EMPLOYEE BENEFIT PLANS

         If your shares are held through either our Savings Investment Plan, Employee Stock Ownership Plan or Employee Stock Purchase Plan (evidenced by a green proxy card), you may vote your proxy telephonically by calling Wells Fargo Shareowner Services at (800) 560-1965 or over the Internet at http://www.eproxy.com/ftfc/. Whether your vote is submitted electronically or by returning the proxy card, it must be received by 12:00 p.m., Central Time, on Friday, April 16, 2004.

         SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK

         Numerous brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers electronic voting alternatives. This program is different from the program offered by Wells Fargo Shareowner Services for electronic voting of shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form or over the Internet by going to the website referenced on your voting form. Votes electronically submitted through the ADP program must be received by the time indicated on the materials enclosed regarding electronic voting through the ADP program.

                        BOARD STRUCTURE AND COMPENSATION

         Our board of directors is divided into three classes serving staggered three-year terms. All of our directors serve on both the board of the Company and the board of the Bank, except Mr. Luby, who does not serve on the Bank board. The Company board has nine directors and the following four committees (either at the Company or the Bank level): (i) Audit Committee; (ii) Compensation Committee; (iii) Stock Option Committee; and (iv) Nominating Committee. The membership and the function of each committee are described below. (Please see " -- Nominating Committee" for recent changes in the composition of the Nominating Committee.) During fiscal 2003, the Company board held four meetings. The Audit, Compensation, Stock Option, and Nominating Committees held six, two, six, and one meeting(s), respectively, during fiscal 2003. Each director attended at least 75% of the aggregate number of board and applicable committee meetings.

NAME OF DIRECTOR (FIRST YEAR ON BOARD)      AUDIT          COMPENSATION         STOCK OPTION      NOMINATING
--------------------------------------      -----          ------------         ------------      ----------
David W. Kruger (2003)                                        X(I)                X(I)               X(I)

John F. Leinfelder (1978)                  X(*,I)                                                    X(I)

Richard T. Lommen (1978)                                      X(*,I)              X(I)               X(I)

Patrick J. Luby (1979)                                                                               X(I)

David C. Mebane (1985)                                                                               X(I)

Phillip J. Quillin (1984)                  X(I)               X(I)                X(*,I)             X(I)

Jack C. Rusch (2000)

Thomas W. Schini (1983)

Edwin J. Zagzebski (1995)                  X(FE)

-----------------------

X = Committee member; * = Chairperson; I = Independent; FE = Audit Committee Financial Expert

DIRECTOR INDEPENDENCE

         We adopted the following standards for director independence in compliance with rules of the Securities and Exchange Commission ("SEC") and corporate governance listing standards for companies listed on the NASDAQ Stock Market ("NASDAQ"):

         1. No director qualifies as "independent" unless the board affirmatively determines that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us);

         2. A director who is an employee, or whose immediate family member is an executive officer of ours is not "independent" until three years after the end of such employment relationship;

         3. A director who receives, or whose immediate family member receives, more than $60,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not "independent" until three years after he or she ceases to receive more than $60,000 per year in such compensation;

         4. A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of ours is not "independent" until three years after the end of the affiliation or the employment or auditing relationship;

         5. A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship; and

         6. A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a charity to which we donate or a company that makes payments to, or received payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such other charity's or company's consolidated gross revenues, is not "independent" until three years after falling below such threshold.

         The board of directors determined that each member of the board, except for Messrs. Rusch, Schini and Zagzebski, meets the aforementioned independence standards. Mr. Rusch does not meet the aforementioned independence standards, because he is our current President and Chief Executive Officer and an employee of ours, Mr. Schini does not meet the aforementioned independence standards, because he was an employee of ours within the last three years. Mr. Zagzebski does not meet the aforementioned independence standards, because he was the Chairman of the Board and an employee of American Community Bankshares, Inc., which we acquired within the past three years.

AUDIT COMMITTEE

         The Audit Committee is responsible for the oversight of the quality and integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, the performance of our internal audit function and independent auditors and other significant financial matters. In discharging its duties, the Audit Committee

         - has the sole authority to appoint, retain, compensate, oversee, evaluate and replace our independent auditors,

         - reviews and approves the scope of the annual internal and external audit,

         - reviews and pre-approves the engagement of our independent auditors to perform audit and non-audit services and the related fees,

         - meets independently with our internal auditing staff, Independent auditors and senior management;

         -        reviews the integrity of our financial reporting process,

         - reviews our financial statements and disclosures and SEC filings, and

         - establishes procedures for receiving and addressing complaints and comments regarding our accounting controls or auditing matters.

         Each of the current members of the Audit Committee is "independent" as defined by SEC rules and NASDAQ listing standards, except Mr. Zagzebski. However, in accordance with NASDAQ listing standards, the board determined that it is in the best interest of the Company and our shareholders to appoint Mr. Zagzebski to the Audit Committee despite not meeting the NASDAQ listing standards to be deemed "independent" due to his 30-plus years of career experience in finance and accounting.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

         COMPENSATION COMMITTEE

         The Compensation Committee reviews the performance of our officers and key employees and determines, approves and reports to the board of directors on the elements of their compensation, including total cash compensation and benefits (excluding equity incentive awards). In addition, the Compensation Committee

         - reviews and approves our corporate goals and objectives relevant to the compensation of our officers and key employees,

         - reviews the board annual retainer fee as well as other compensation for non-employee directors, and

         - has authority to retain and terminate executive compensation consultants.

         STOCK OPTION COMMITTEE

         The Stock Option Committee reviews the performance of our officers and key employees and determines, approves and reports to the board of directors on the elements of their equity compensation under our equity incentive plans. In addition, the Stock Option Committee

         - reviews and approves our corporate goals and objectives relevant to the equity compensation of our officers and key employees,

         -        reviews the equity compensation for non-employee directors,

         -        administers our equity compensation plans, and

         - has the authority to retain and terminate executive equity compensation consultants.

         COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         For fiscal 2003, the Compensation Committee and Stock Option Committee consisted of the same independent directors, Messrs. Kruger, Lommen and Quillin. There are no interlocks, as defined under the rules and regulations of the SEC, between the Compensation Committee, Stock Option Committee and corporate affiliates of members of such committees.

NOMINATING COMMITTEE

         The Nominating Committee proposes a slate of directors for election by our shareholders at each annual meeting and appoints candidates to fill any vacancies on the board of directors. In addition, the Nominating Committee

         - makes recommendations regarding the size and composition of the board,

         - determines the appropriate committee structure of the board and committee composition,

         - acts as a forum to address special issues that require the attention of the board's independent directors,

         -        develops our corporate governance principles, and

         - has authority to retain and terminate consultants or a search firm to identify director candidates.

         In 2003, every member of our board of directors served on the Nominating Committee. In February 2004, in response to NASDAQ listing standards and to improve our corporate governance, our board changed the composition of the Nominating Committee to include only our independent directors. Thus far in 2004, the Nominating Committee has met one time.

         The Nominating Committee will consider nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this proxy statement under "Shareholder Nominations and Proposals." Shareholder's nominees that comply with these procedures will receive the same consideration that the Nominating Committee's nominees receive.

         To be considered by the Nominating Committee, a director nominee must have experience as a board member or senior officer of a company similar to us or have served as an officer of another publicly traded company or a prominent company in one of our primary geographic markets. In addition to these minimum requirements, the Nominating Committee will also evaluate whether the nominee's skills are complementary to the existing board members' skills, and the board's needs for operational, management, financial, or other expertise. The Nominating Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Nominating Committee selects nominees that best suit the board's needs. In the past, the Nominating Committee has identified potential board candidates through acquisitions by the Company, recommendations by members of the board and community contacts.

STATEMENT ON CORPORATE GOVERNANCE

         We have reviewed the provisions of the Sarbanes-Oxley Act of 2002, SEC rules and the NASDAQ listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have amended and adopted the charters of our Audit Committee, Compensation Committee, Stock Option Committee and Nominating Committee to implement the new rules and standards. We have adopted a Code of Business Conduct and Ethics and a Conflict of Interest/Corporate Opportunity Policy, both of which are applicable to all of our directors, officers and employees. You can access our committee charters, Code of Business Conduct and Ethics and Conflict of Interest/Corporate Opportunity Policy in the "Investor Relations" section of our Web site at http://www.firstfed.com or by writing to us at 605 State Street, La Crosse, Wisconsin 54601, Attention: Bradford R. Price, Executive Vice President and Secretary.

CONTACTING THE BOARD OF DIRECTORS AND ANNUAL MEETING ATTENDANCE

         In accordance with NASDAQ listing standards, Mr. Leinfelder has been designated as the Lead Independent Director. Shareholders and other interested parties may communicate with the board of directors and our Lead Independent Director by filling out the form at http://www.firstfed.com or by writing to Mr. Leinfelder, 605 State Street, La Crosse, Wisconsin 54601, c/o Bradford R. Price, Executive Vice President and Secretary. Inquiries sent by mail will be reviewed by our general counsel and if they are relevant to, and consistent with, our operations, policies and philosophies, they will be forwarded to our Lead Independent Director. We encourage, but do not require, board members to attend the annual shareholders meeting. Last year, all of our directors attended the annual shareholders meeting.

COMPENSATION OF DIRECTORS

         BOARD FEES

         Each member of the board of directors of the Company who was not a full-time employee is paid an annual retainer of $8,000 plus $500 per meeting attended. In addition, each non-employee director of the Company who also is a member of the board of the Bank is paid an annual retainer of $6,000 plus $500 per meeting attended. The Bank also contributes towards health insurance premiums on behalf of certain directors who previously have so elected, which are taxable to the directors. Participation in the Bank's health insurance plans is no longer offered to existing or new directors who have not previously elected to participate in such plans.

         DIRECTORS' DEFERRED COMPENSATION PROGRAM

         We maintain plans under which members of the boards of directors may elect to defer receipt of all or a portion of their directors' fees. Under the plans, we are obligated to repay the deferred fees, in the manner elected by the participating director, together with interest at a stated rate. The repayments generally will commence upon the participating director's resignation from the board, although the participating director may elect to receive repayments at an earlier time. During fiscal 2003, no director deferred funds pursuant to these deferred compensation plans.

         EMERITUS DIRECTOR PROGRAM

         Our Emeritus Director Program provides for an annual payment to our retired directors that is based on a director's number of years of service and the fees paid to that director while he or she served on our board of directors. A retired director could be paid an annual amount equal to up to 40% of the director's compensation received in the last year that he or she served on the board for up to a maximum of ten years.

         Although our current directors are not eligible to participate in the Emeritus Director Program due to the nature of the program, they would be eligible to participate in the program after retiring from the board of directors, assuming the plan is in place at that time. The plan can be discontinued by our board at any time, with no further obligation to any current or future plan participants.

         STOCK OPTION PLANS

         The First Federal Capital Corp 2002 Directors' Stock Option Plan provides for the award of compensatory stock options to non-employee directors of the Company and the Bank. Pursuant to the 2002 Directors' Stock Option Plan, each director of the Company or the Bank who is not also an employee of ours is awarded a compensatory stock option to purchase 8,800 shares of common stock upon election or reelection to the boards of directors. The 2002 Directors' Stock Option Plan also authorizes discretionary awards of options to purchase shares of common stock.

                  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

                         MATTER 1: ELECTION OF DIRECTOR

         Our board of directors is divided into three classes, and the members of each class are elected for a term of three years and until their successors are elected and qualified. One class of directors is elected annually. A resolution of the board, adopted pursuant to our bylaws has established the number of directors at ten, including two vacant seats as of April 2004 that the board intends to fill. One of the two vacancies will be created by the retirement of Mr. Luby from our board in April 2004 upon expiration of his current term.

         The merger agreement pursuant to which American Community Bankshares merged with and into us in October 2001 provided that Mr. Edwin J. Zagzebski of American Community Bankshares would become a director as soon as practicable after the effective date of the merger. Pursuant to that merger agreement, Mr. Zagzebski was appointed to the board effective November 1, 2001 and was nominated by the board for election as a director at the 2002 annual meeting, at which he was elected to the board by our shareholders. With the exception of the foregoing, no person is serving as a director or is being nominated as a director for election pursuant to any agreement or understanding between any person and us. There are no family relationships among any of our directors and/or executive officers.

         If the person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee recommended by the Nominating Committee. At this time, the Nominating Committee knows of no reason why the nominee listed below may not be able to serve as a director if elected.

         The following tables present information concerning the nominee for director and each director whose term continues.

NAME AND AGE                 POSITION WITH US AND PRINCIPAL OCCUPATION

                          NOMINEE FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN
                        2007

Jack C. Rusch           Director; Chief Executive Officer of the Company and the
Age: 57                 Bank since January 2001; President and Chief Operating
                        Officer of the Company and the Bank since August 2000;
                        Treasurer and Chief Financial Officer of the Company and the Bank from March 1992 until January 2001; Executive
                        Vice President of the Company and the Bank (Finance and Administration Division Manager) from March 1992 until
                        August 2000; Senior Vice President, Treasurer and Chief
                        Financial Officer of the Company and the Bank from June
                        1989 until March 1992; Senior Vice President of First
                        Federal Savings Bank of La Crosse from 1986 until June
                        1989 and prior thereto Vice President-Finance of First
                        Federal Savings Bank of La Crosse.

                            INFORMATION WITH RESPECT TO CONTINUING DIRECTORS

                                  DIRECTORS WHOSE TERMS EXPIRE IN 2005

John F. Leinfelder      Director; Retired; From 1956 to 2003, President of
Age: 72                 Joseph J. Leinfelder and Sons, Inc., a steel fabricating
                        business, located in La Crosse, Wisconsin.

David C. Mebane         Director; Vice Chairman of the Board and director of MGE
Age: 70                 Energy, Inc., a publicly traded utility holding company,
                        located in Madison, Wisconsin; from February 2000 to February 2002, Chairman, and from January 1994 to
                        February 2000, Chairman, President, Chief Executive and
                        Chief Operating Officer of Madison Gas and Electric Co.
                        (now wholly owned by MGE Energy, Inc.), located in Madison, Wisconsin.

Thomas W. Schini        Director; Chairman of the Board since April 1993; Chief
Age: 68                 Executive Officer of the Company and the Bank from June
                        1989 to December 2000; President of the Company and the Bank from June 1989 to July 2000; President and Chief
                        Executive Officer of First Federal Savings Bank of La
                        Crosse from September 1983 to June 1989.

Edwin J. Zagzebski      Director; From 1995 to 2003, Chairman of the Wisconsin
Age: 68                 Housing and Economic Development Authority; Chairman of
                        the Board of American Community Bankshares from 1995 to
                        October 2001.

                                 DIRECTORS WHOSE TERMS EXPIRE IN 2006

David W. Kruger         Director; Since 1984, Chairman and Chief Executive
Age: 51                 Officer of The Fiore Companies, an investment company
                        with a diversified portfolio, including real estate assets, operating businesses and marketable securities, located in Madison, Wisconsin.

Richard T. Lommen       Director; Vice Chairman of the Board since April 2002;
Age: 59                 Since 1968, President of Courtesy Corporation, a
                        McDonald's licensee, located in La Crosse, Wisconsin.

Phillip J. Quillin      Director; Since 1967, President of Quillin's Inc., which
Age: 67                 owns and operates supermarkets in the La Crosse,
                        Wisconsin area.

         THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE ELECTION OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE ELECTION OF THE ABOVE-DESCRIBED NOMINEES. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE-DESCRIBED NOMINEES FOR DIRECTOR.

              MATTER 2: APPROVAL OF THE FIRST FEDERAL CAPITAL CORP
                           2004 EQUITY INCENTIVE PLAN

         We are proposing for your consideration and approval the First Federal Capital Corp 2004 Equity Incentive Plan in which our officers and employees would be eligible to participate. Under NASDAQ corporate listing standards, shareholder approval of the 2004 Equity Compensation Plan is required. Absent shareholder approval, the 2004 Equity Incentive Plan will not be effective and no awards will be made thereunder. Shareholder approval of the 2004 Equity Incentive Plan will qualify the plan for awarding Incentive Stock Options under
Section 422 of the Internal Revenue Code.

PURPOSE OF THE 2004 EQUITY INCENTIVE PLAN

         In October 2003, our board of directors reviewed the scope and adequacy of our current stock-based compensation plans in which our officers and employees are eligible to participate. The board believes that having an equity-based component of our total compensation plan serves to further align the interests of our officers and employees with the interests of our shareholders. Therefore, the board of directors adopted, subject to shareholder approval, the 2004 Equity Incentive Plan.

ELIGIBILITY, TYPE OF AWARDS AND SHARES SUBJECT TO PLAN

         Under the proposed 2004 Equity Incentive Plan, all of our officers and other employees (including employees who also are directors) are eligible to participate. As of January 1, 2004, we had 1,478 officers and employees eligible to participate in the 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan authorizes the award of (i) options to purchase shares of common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"), (ii) options that do not so qualify ("Non-Statutory Options"), (iii) stock units providing a right to payment based on the fair market value of our common stock and performance units providing a right to payment based on a value established by the Stock Option Committee ("Stock Units" and "Performance Units"), (iv) stock appreciation rights ("Stock Appreciation Rights"), and (v) shares of common stock, subject to such restrictions as determined under the 2004 Equity Incentive Plan ("Stock Grants"). If you approve the 2004 Equity Incentive Plan, a total of 750,000 shares of common stock, or approximately 3.3% of the number of shares outstanding on the voting record date for the 2004 annual meeting, will be made available for awards to eligible participants. We currently have no specific plans to award Incentive Stock Options, Non-Statutory Options, Stock Units, Performance Units, Stock Appreciation Rights or Stock Grants under the 2004 Equity Incentive Plan.

         The shares of stock to be issued in connection with Stock Grants or upon the exercise of options by optionees may be purchased by us on the open market, issued from authorized but unissued shares, or treasury shares. If additional authorized but unissued shares of stock are issued, the interests of existing shareholders will be diluted.

ADMINISTRATION

         The proposed 2004 Equity Incentive Plan will be administered by the Stock Option Committee. The Stock Option Committee will consist solely of two or more "independent" directors appointed by the board of directors. The Stock Option Committee will determine the persons to whom Incentive Stock Options, Non-Statutory Options, Stock Units, Performance Units, Stock Appreciation Rights or Stock Grants are awarded and the terms of such awards, including the number of shares of common stock subject to an individual award, whether each option awarded will be an Incentive Stock Option or a Non-Statutory Option, the vesting schedule applicable to individual awards, and the expiration date of option awards (which will not be later than ten years from the date the option is awarded).

TERMS AND CONDITIONS OF INCENTIVE STOCK OPTION AWARDS

         Of the total number of shares of common stock available for award under the 2004 Equity Incentive Plan, a participant may not be awarded a grant (including Incentive Stock Options) with respect to more than 150,000 shares of stock in any calendar year. The exercise price of Incentive Stock Options will be the fair market value of the stock on the date of the award or such greater amount as determined by the Stock Option Committee and may be paid in cash or shares of stock.

         The aggregate fair market value of shares of stock with respect to which Incentive Stock Options may be awarded to an eligible participant that are exercisable for the first time in any calendar year may not exceed $100,000. Any option awarded in excess of such amount will be treated as a Non-Statutory Option. Incentive Stock Options awarded to any participant who is the beneficial owner of stock representing more than 10% of the total combined voting power of the Company may be exercised only for a period of five years from the date of the award and the exercise price at the time of the award must be equal to at least 110% of the fair market value of the stock on the date of the award.

         Unless the option exercise period is extended by the Stock Option Committee, no Incentive Stock Option awarded under the 2004 Equity Incentive Plan will be exercisable after three months after the date on which the participant ceases to perform services for us, except that in the event of the death, disability or retirement of the participant or following a change in control, all Incentive Stock Options may be exercised for up to one year. However, in the event such option is exercised more than three months following a participant's retirement or following a change in control, the option will not be eligible for treatment as an Incentive Stock Option. In the event of an actual change in control or threatened change in control of the Company, all Incentive Stock Options will become immediately exercisable. Options held by participants terminated for cause will terminate on the date of termination. The 2004 Equity Incentive Plan provides that the Stock Option Committee may extend the period of exercise for an Incentive Stock Option following a participant's termination of service to us to a period not exceeding five years. However, no option will be eligible for treatment as an Incentive Stock Option if such option is exercised more than three months following the date of a participant's termination of employment. In no event, however, may the Stock Option Committee extend the exercise period beyond the expiration of the Incentive Stock Option term.

         Incentive Stock Options are exercisable only by the participant to whom they are awarded during such participant's lifetime, but may be transferred by will or the laws of descent and distribution upon the death of the participant. No participant shall have any rights as a shareholder with respect to any shares covered by an Incentive Stock Option until the date of issuance of a stock certificate for such shares.

TERMS AND CONDITIONS OF NON-STATUTORY OPTION AWARDS

         Of the total number of shares of common stock available for award under the 2004 Equity Incentive Plan, a participant may not be awarded a grant (including Non-Statutory Options) with respect to more than 150,000 shares of stock in any calendar year. The exercise price of Non-Statutory Options will be the fair market value of the stock on the date of the award or such greater amount as determined by the Stock Option Committee and may be paid in cash or shares of stock that have been held by the participant for at least six months.

         No Non-Statutory Option awarded under the 2004 Equity Incentive Plan will be exercisable after three months after the date on which the participant ceases to perform services for us, except that in the event of the death, disability or retirement of the participant or following a change in control, all Non-Statutory Options may be exercised for up to one year. In the event of an actual change in control, or threatened change in control of the Company, all Non-Statutory Options will become immediately exercisable. Options held by participants terminated for cause will terminate on the date of the participant's termination. The 2004 Equity Incentive Plan provides that the Stock Option Committee may extend the period of exercise for a Non-Statutory Option following a participant's termination of service to us to a period not exceeding five years. In no event, however, may the Stock Option Committee extend the exercise period beyond the expiration of the Non-Statutory Option term.

         Non-Statutory Options may be exercised only during a participant's lifetime by the participant, the participant's guardian or legal representative or by a permissible transferee. Non-Statutory Options may be transferred by participants pursuant to the laws of descent and distribution upon a participant's death, and, during a participant's lifetime, to members of the participant's immediate family, trusts for the benefit of members of the participant's immediate family and to charitable institutions under certain circumstances. No participant shall have any rights as a shareholder with respect to any shares covered by a Non-Statutory Option until the date of issuance of a stock certificate for such shares.

TERMS AND CONDITIONS OF STOCK UNITS AND PERFORMANCE UNITS

         Each Stock Unit or Performance Unit award may be accompanied by certain restrictions, including, without limitation, requirements that a participant remain in our continuous employment for a specified period of time, that a participant meet designated individual performance goals, or that we meet designated performance goals.

         Unless the Stock Option Committee determines otherwise, a participant who has been awarded a Stock Unit or a Performance Unit shall not have the right to any amounts as the result of the payment of dividends with respect to the underlying stock. Stock Units and Performance Units may not be transferred prior to the expiration of any applicable restrictions or performance requirements.

         Unless the Stock Option Committee directs otherwise at the time a Stock Unit or a Performance Unit is awarded, all Stock Unit and Performance Unit awards will become vested on the date that a participant terminates service with us due to death, disability or retirement, in which case such participant shall receive a pro-rata portion of any Stock Unit or Performance Unit awards that are paid based on the satisfaction of performance requirements, based on the number of Stock Units and Performance Units that would have vested if the participant had remained employed and the portion of the performance measurement period that has been completed at the time of the participant's termination of service.

         In the event of a change in control of the Company, all outstanding Stock Unit and Performance Unit awards shall become immediately vested and all performance requirements applicable to the awards shall be deemed satisfied. If a participant terminates service with the Company prior to a change in control of the Company for reasons other than death, disability or retirement, all outstanding Stock Unit and Performance Unit awards will be forfeited.

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

         Each Stock Appreciation Right awarded will entitle the participant receiving it to a cash payment equal to the difference between the award price and the fair market value of a share of our common stock on the date the Stock Appreciation Right is exercised. The award price of each Stock Appreciation Right will be the fair market value of a share of stock on the date of the award or such greater amount as determined by the Stock Option Committee. Each Stock Appreciation Right may be exercised within ten years of the date of award or such shorter period as determined by the Stock Option Committee, and the Stock Option Committee will determine the date upon which each Stock Appreciation Right first may be exercised. In the event of an actual change in control or threatened change in control of the Company, all Stock Appreciation Rights will become immediately exercisable.

         No Stock Appreciation Right awarded under the 2004 Equity Incentive Plan will be exercisable more than three months after the date on which the participant ceases to perform services for us, except that in the event of the death, disability or retirement of the participant or following a change in control all Stock Appreciation Rights may be exercisable for up to one year. Stock Appreciation Rights held by participants terminated for cause will terminate on the date of termination. The 2004 Equity Incentive Plan provides that the Stock Option Committee may, at the time of award or thereafter, extend the period of exercise for a Stock Appreciation Right following a participant's termination of service to us to a period not exceeding five years. In no event, however, may the Stock Option Committee extend the exercise period beyond the expiration of the Stock Appreciation Right term.

TERMS AND CONDITIONS OF STOCK GRANTS

         Each Stock Grant awarded may be accompanied by certain restrictions, including, without limitation, requirements that a participant remain in our continuous employment for a specified period of time, that a participant meet designated individual performance goals or we meet designated performance goals.

         Unless the Stock Option Committee directs otherwise at the time a Stock Grant is made, all Stock Grants will become fully vested in the event a participant terminates service with us due to death, disability or retirement, and a participant who so terminates will also receive any Stock Grants that are paid based on the satisfaction of performance requirements.

         In the event there is an actual change in control or threatened change in control of the Company, all outstanding Stock Grants will become immediately vested and all performance requirements applicable to such Stock Grants will be deemed satisfied. If a participant terminates service prior to a change in control of the Company for reasons other than death, disability or retirement, all outstanding Stock Grants shall be forfeited by such participant.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

         A participant will not be deemed to have received taxable income upon the award or exercise of an Incentive Stock Option, provided that such shares of stock are held for at least one year after the date of exercise and two years after the date of award. No gain or loss will be recognized by us as a result of the award or exercise of Incentive Stock Options. A participant will be deemed to receive ordinary income upon exercise of Non-Statutory Options in an amount equal to the amount by which the fair market value of the stock on the exercise date exceeds the exercise price. The amount of any ordinary income deemed to be received by a participant due to a premature disposition of the shares of stock acquired upon the exercise of an Incentive Stock Option or upon the exercise of a Non-Statutory Option will be a deductible expense for tax purposes for us. At this time, generally accepted accounting principles do not require compensation expense to be recorded for any options awarded for which the exercise price equals the market value on the date of award. When options are exercised, the net proceeds received by us will be recorded as an increase in common stock and paid-in capital. The value of Stock Unit, Performance Unit, Stock Appreciation Rights and Stock Grant awards are taxable to the participant when the awards are vested and performance requirements are satisfied. We generally receive a deduction for the value received by the participant, subject to limits under the Internal Revenue Code relating to the $1,000,000 cap on compensation.

ADJUSTMENTS IN THE EVENT OF CAPITAL CHANGES

         In the event the number of shares of stock are increased or decreased by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by us, the following appropriate adjustments may be made to prevent dilution or enlargement of the rights of participants, including adjustments in the aggregate number or kind of shares of stock that may be awarded, adjustments in the aggregate number or kind of shares of stock covered by awards, and adjustments in the exercise price of outstanding awards. No such adjustments may, however, materially change the value of benefits available to participants under a previously awarded grant.

DURATION AND AMENDMENT OF THE 2004 EQUITY INCENTIVE PLAN

         No awards will be awarded under the 2004 Equity Incentive Plan following the tenth anniversary of approval of the 2004 Equity Incentive Plan by you.

         The Stock Option Committee may amend the 2004 Equity Incentive Plan in any respect, except that certain provisions governing the terms of awards under the 2004 Equity Incentive Plan will not be amended more than once every six months other than to comport with the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, if applicable. In addition, we may determine that shareholder approval of any amendment to the 2004 Equity Incentive Plan may be advisable for any reason, including, but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

LIMITS ON AWARDS

         Of the total shares of common stock available under the 2004 Equity Incentive Plan, not more than 50% of such awards will be issued in the form of Stock Unit and Performance Unit awards or Stock Grants. No individual participant may receive awards with respect to more than 150,000 shares of stock in any calendar year. No participant may be awarded Stock Unit and/or Performance Unit awards in any calendar year if the value of such awards exceeds (or would exceed if performance goals are satisfied) 500% of the participant's base compensation.

PERFORMANCE-BASED COMPENSATION

         All Non-Statutory Options, Incentive Stock Options and Stock Appreciation Rights are intended to be "performance-based compensation" within the meaning of the Internal Revenue Code, and all such awards will conform to the requirements of the Internal Revenue Code and the regulations thereunder. The Stock Option Committee may, in its discretion, make Stock Unit and Performance Unit awards and Stock Grants performance-based compensation within the meaning of the Internal Revenue Code. The performance goals will be based on earnings per share, stock price appreciation or stated shareholder return targets, market share increases, operational goals, return on assets, equity, capital or investment, market penetration, growth targets, completion of specific projects and efficiency gains.

NEW PLAN BENEFITS

         The following table summarizes the awards that we know at this time will take place pursuant to the 2004 Equity Incentive Plan, assuming the 2004 Equity Incentive Plan is approved by you. The values in the table are all zero, because we have no specific plans to make any awards under the 2004 Equity Incentive Plan at this time, and even if the 2004 Equity Incentive Plan had been in place during fiscal 2003, all awards to employees would have been made under the First Federal Capital Corp 1997 Stock Option and Incentive Plan. Please note that although all values in the table are zero, the footnotes to the table provide an explanation about certain value computations under the 2004 Equity Incentive Plan. On March 5, 2004, the fair market value of a share of the Company's stock was $21.64.

                                                                                2004 EQUITY INCENTIVE PLAN
                                                                  ---------------------------------------------------------
                                                                        DOLLAR                           NUMBER OF SHARES
                                                                  VALUE(1), (2), (3)                   SUBJECT TO AWARDS(4)
NAME AND POSITION                                                 ------------------                   --------------------
Jack C. Rusch, President and Chief Executive Officer...........           $0                                     0

Bradford R. Price, Executive Vice President and Secretary......            0                                     0

Robert P. Abell, Senior Vice President.........................            0                                     0

Michael W. Dosland, Senior Vice President and
Chief Financial Officer........................................            0                                     0

Milne J. Duncan, Senior Vice President.........................            0                                     0

Executive Group................................................            0                                     0

Non-Executive Director Group...................................            0                                     0

Non-Executive officer Employee Group...........................            0                                     0

-----------------------

(1) The dollar value for Incentive Stock Options and Non-Statutory Options is the difference between the exercise price and the fair market value. As defined in the 2004 Equity Incentive Plan, the exercise price at which shares of stock may be purchased is no less than the fair market value of the stock on the date of the award of the option. Therefore, on the date the option awards are made, if the exercise price is equal to the fair market value, the dollar value of an option award will be equal to zero. If on the date of the option award the exercise price is greater than the fair market value, the dollar value of the option award would be negative because the fair market value would be below the exercise price.

(2) The dollar value for Stock Appreciation Rights is the difference between the award price and the fair market value of a share of our stock on the date of exercise. As defined in the 2004 Equity Incentive Plan, the award price will be no less than the fair market value of a share of stock on the date of the award. Therefore, on the date of the award, the value of all Stock Appreciation Rights will be equal to zero.

(3) The dollar value for Performance Units is equal to a value established by the Stock Option Committee. The dollar value for Stock Units is equal to the fair market value of a share of stock at the time of exercise. These values are indeterminable at this time.

(4)      At this time, no awards are planned under the 2004 Equity Incentive
         Plan.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES SOLICITED HEREBY WILL BE VOTED FOR APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following table sets forth certain information with respect to our executive officers who are not directors.

NAME                         AGE                                  PRINCIPAL OCCUPATION
----                         ---                                  --------------------
Bradford R. Price..........  50   Executive Vice President and Secretary of the Company and the Bank (Corporate Operations and
                                  Mortgage Banking Division Manager) since March 2001; Executive Vice President and Secretary of the
                                  Company and the Bank (Residential Lending Division Manager) from March 1992 until March 2001;
                                  Senior Vice President and Secretary of the Company and the Bank from June 1989 until March 1992;
                                  Senior Vice President and Secretary of First Federal Savings Bank of La Crosse from 1986 until
                                  June 1989 and prior thereto Secretary and Vice President-Lending of First Federal Savings Bank of
                                  La Crosse.

Michael W. Dosland.........  44   Senior Vice President, Treasurer and Chief Financial Officer of the Company and the Bank
                                  (Finance and Treasury Division Manager) since February 2001; Vice President and Controller of the Company and the Bank from March 1992 until February 2001; Controller of the Company and the
                                  Bank since June 1989 and prior thereto, Controller of First Federal Savings Bank of La Crosse
                                  from 1987 until June 1989.

Milne J. Duncan............  55   Senior Vice President of the Bank (Human Resources Division Manager) since March 1992; Vice
                                  President of the Bank from June 1989 until March 1992; Vice President of First Federal Savings
                                  Bank of La Crosse from 1986 until June 1989.

David A. ("Tony") Koeck....  47   Senior Vice President of the Bank (Retail Banking Division Manager) since August 2003; Vice
                                  President of the Bank (District Sales Manager) from November 1999 until August 2003; Vice
                                  President of the Bank (Regional Sales Manager), La Crosse, Wisconsin, from March 1994 until
                                  April 1995. Prior to the bank, Corporate Officer and Branch Manager for TCF Bank from March 1986 until March 1994.

Randy G. Smith.............  60   Executive Vice President of the Bank (Commercial Banking Division Manager) since November 2003.
                                  Prior to the Bank, North Central Group Credit Officer at Wells Fargo from 1998 to 2002; Group
                                  Credit officer at Norwest Bank from 1995 until 1998; President of Norwest Bank, Winona,
                                  Minnesota from 1993 until 1995; Senior Credit Officer at Norwest Bank from 1991 until 1993;
                                  Business Banking Manager at Norwest Bank, Rochester, Minnesota, from 1989 until 1991.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of shares of our common stock as of March 5, 2004 (except as otherwise noted below) by (i) each shareholder known to us to beneficially own more than 5% of the shares of our outstanding common stock, as disclosed in certain reports regarding such ownership filed with the SEC in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, (ii) each of our directors and director nominee, (iii) each of our executive officers appearing in the summary compensation table below, and (iv) all of our directors and executive officers as a group.

                                                                             SHARES OF
                                                                           COMMON STOCK
                                                                       BENEFICIALLY OWNED(1)
                                                                       ---------------------
                                                                                      PERCENT OF
                           NAME                                   NUMBER                 CLASS
                           ----                                   ------                 -----
Gail K. Cleary and related persons and entities(2)....           1,253,175                5.6%
        c/o Cleary Management Corporation
        301 Sky Harbour Drive
        La Crosse, Wisconsin  54603

Directors:
        David W. Kruger(3)............................              13,800                  *
        John F.  Leinfelder(3)........................             117,677                  *
        Richard T. Lommen(3)..........................             285,500                1.3
        Patrick J. Luby(3)............................             129,356                  *
        David C. Mebane(3)............................              49,383                  *
        Phillip J. Quillin(3).........................             163,938                  *
        Jack C. Rusch(3), (4), (6)....................             512,672                2.3
        Thomas W. Schini(3), (6)......................             593,516                2.7
        Edwin J. Zagzebski(3).........................              45,528                  *

Executive officers who are not Directors:
        Bradford R. Price(3), (4), (6)................             424,611                1.9
        Robert P. Abell(3), (4), (6)..................              66,748                  *
        Michael W. Dosland(3), (4), (5), (6)..........              95,687                  *
        Milne J. Duncan(3), (4), (6)..................             135,132                  *

All directors and executive officers as a group
        (16 persons)(3), (4), (5), (6)................           2,614,513               11.4%

-----------------------

* Represents less than 1% of the total number of shares of common stock outstanding.

(1) For purposes of this table, pursuant to rules promulgated under the Securities Exchange Act, an individual is considered to beneficially own shares of common stock if he or she, directly or indirectly, has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, includes shares of common stock held directly by the individual as well as by members of such individual's immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individual effectively exercises sole or shared voting and/or investment power. Fractional shares of common stock held by certain executive officers under the First Federal Capital Corp Employee Stock Ownership Plan (the "ESOP") and the First Federal Capital Bank Savings Investment Plan (the "401(k) Plan") have been rounded to the nearest whole share.

(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(2) According to the information provided to us by Gail K. Cleary and related persons and entities, Gail K. Cleary possesses sole or shared voting and dispositive power individually or by trust with respect to the indicated shares. Beneficial ownership of the shares of common stock is as follows: Gail K. Cleary (IRA) - 82,498 shares; the Gail K. Cleary Trust - 697,939 shares; the Russell G. Cleary Marital Trust - 200,000 shares; the Cleary-Kumm Foundation, Inc., a charitable foundation - 219,938 shares; and the Roy E. Kumm Family Trust - 52,800 shares.

(3) Includes shares of common stock that the named individuals and certain executive officers have the right to acquire within 60 days of the voting record date pursuant to the exercise of stock options as follows: Mr. Kruger - 8,800; Mr. Leinfelder - 26,400; Mr. Lommen - 17,600; Mr. Luby - 17,600; Mr. Mebane - 8,800; Mr. Quillin - 35,196;
         Mr. Rusch - 158,700; Mr. Schini - 0; Mr. Zagzebski - 8,800; Mr. Price - 85,800; Mr. Abell - 41,400; Mr. Dosland - 35,800; and Mr. Duncan - 35,100. Does not include options for shares of common stock that do not vest within 60 days of the voting record date that have been awarded to executive officers and directors under our stock option plans.

(4) Includes shares of common stock awarded under our stock incentive plans that are subject to vesting requirements. Recipients of restricted stock awards may direct voting prior to vesting.

(5) Includes shares of common stock allocated to the accounts of executive officers pursuant to the 401(k) Plan, for which such individuals possess shared investment power and shared voting power over the shares of common stock allocated to their own account, of which 15,956 shares are allocated to accounts of the executive officers named in the summary compensation table.

(6) Includes shares of common stock allocated to certain executive officers and directors that are former employees under the ESOP, for which such individuals possess shared voting power, of which approximately 144,625 shares were allocated to executive officers named in the summary compensation table as follows: Mr. Rusch - 26,107; Mr. Schini - 43,045; Mr. Price - 25,565; Mr. Abell - 18,879; Mr. Dosland - 15,243; and Mr. Duncan - 15,786.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of the outstanding shares of our common stock, to file reports of ownership and changes in ownership with the SEC by certain dates. Officers, directors and greater-than-10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based upon review of the information provided to us, we believe that during fiscal 2003, our officers, directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         During fiscal 2003, the Company did not pay separate compensation to our executive officers. The following table summarizes the total compensation paid by the Bank to our Chief Executive Officer and our next four highest paid executive officers whose compensation, based on salary and bonus, exceeded $100,000 during fiscal years 2003, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                     COMPENSATION AWARDS
                                                                     -------------------
                                                                    VALUE OF      NUMBER
                                         ANNUAL COMPENSATION(1)    RESTRICTED    OF SHARES
                                         ----------------------       STOCK      SUBJECT TO      ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR   SALARY(2)     BONUS(3)   AWARDS(4),(5)  OPTIONS(6)    COMPENSATION(7)
---------------------------       ----   ---------     --------   -------------  ----------    ---------------
Jack C. Rusch...................  2003   $ 362,917     $202,128     $ 304,800          0          $  14,169
  President and                   2002     344,167      205,850       283,200          0             12,640
  Chief Executive Officer         2001     306,250      142,750       138,424     67,500             10,859

Bradford R. Price...............  2003   $ 245,250     $113,581     $ 178,816          0          $  11,601
  Executive Vice President and    2002     234,000      114,569       166,144          0             10,439
  Secretary                       2001     215,083       81,785       138,424     39,600              9,589

Robert P. Abell.................  2003   $ 158,667     $ 58,786     $  97,536          0          $  11,442
  Senior Vice President           2002     151,333       59,350        90,264          0             10,727
                                  2001     141,500       39,484        87,846     21,600              9,355

Michael W. Dosland..............  2003   $ 145,595     $ 56,198     $  89,408          0          $  10,896
  Senior Vice President and       2002     139,583       54,713        83,072          0              9,604
  Chief Financial Officer         2001     125,104       35,050             0     19,800              8,462

Milne J. Duncan.................  2003   $ 139,800     $ 51,796     $  85,344          0          $  11,176
  Senior Vice President           2002     133,333       52,280        79,296          0             10,650
                                  2001     124,500       34,768        71,874     18,900              9,281

-----------------------

(FOOTNOTES ON FOLLOWING PAGE)

(1) Perquisites provided to the named executive officers by us did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus during the fiscal years indicated, and accordingly, are not included.

(2) Includes compensation earned and deferred by the named executive officers pursuant to the 401(k) Plan.

(3) Our executive officers receive cash bonus compensation under the First Federal Capital Bank Annual Incentive Bonus Plan (the "Annual Bonus Plan"), which is based upon the Bank's performance. See "Compensation Committee Report." For fiscal 2003, 2002 and 2001, all bonus compensation paid to the named executive officers was made pursuant to the Annual Bonus Plan.

(4) Amounts shown in this column represent the value of shares of common stock awarded to the named executive officers based upon the closing market price of our common stock on the date of award. The amounts indicated for fiscal 2003, 2002 and 2001 represent:

             - The aggregate value of restricted stock award pursuant to the 1998-2000 long-term incentive plan in April 2003: (i) Mr. Rusch - 15,000 shares; (ii) Mr. Price - 8,800 shares; (iii) Mr. Abell - 4,800 shares; (iv) Mr. Dosland - 4,400 shares; and
                  (v) Mr. Duncan - 4,200 shares. Restricted stock awards vest 50% on each of January 1, 2004 and 2005, except for Mr. Abell, whose restricted stock vested 50% on January 1, 2004 and 50% when he retired on January 31, 2004.

             - The aggregate value of restricted stock award pursuant to the 2001-2003 long-term incentive plan in April 2002: (i) Mr. Rusch - 15,000 shares; (ii) Mr. Price - 8,800 shares; (iii) Mr. Abell - 4,800 shares; (iv) Mr. Dosland - 4,400 shares; and
                  (v) Mr. Duncan - 4,200 shares. Restricted stock awards vest 50% on each of January 1, 2003 and 2004.

             - The aggregate value of restricted stock awarded pursuant to the 1998-2000 long-term incentive plan in April 2001: (i) Mr. Rusch - 10,400 shares; (ii) Mr. Price - 10,400 shares; (iii) Mr. Abell - 6,600 shares; (iv) Mr. Dosland - 6,600 shares; and
                  (v) Mr. Duncan - 5,400 shares. Restricted stock awards vested 50% on each of January 1, 2002 and 2003.

(5) At December 31, 2003, the aggregate value of restricted (unvested) stock holdings by Messrs. Rusch, Price, Abell, Dosland and Duncan was $169,200, $99,264, $0, $49,632 and $47,376, respectively, based on a total of 7,500, 4,400, 0, 2,200 and 2,100 shares awarded in fiscal 2003, 2002 and 2001, respectively, which were unvested on December 31, 2003, and the closing market price of our common stock on that date ($22.56 per share). Recipients of restricted stock awards are entitled to vote and receive payment of any dividends on unvested shares of common stock. For a further discussion of the Company's long-term incentive plans, see "Compensation Committee Report."

(6) Amounts shown in this column represent the total number of shares of common stock subject to options awarded to the named executive officers under our long-term stock incentive plans during the fiscal years 2003 and 2001. No options were awarded to the named individuals in fiscal 2002.

(7) Amounts shown in this column represent the Bank's contributions on behalf of the named executive officers under the 401(k) Plan, the ESOP, the Executive Life Bonus Plan ("Life Bonus Plan"), and life and disability insurance premiums paid by the Bank for fiscal 2003, 2002 and 2001. The amounts shown for each individual for fiscal 2003 are derived from the following figures: (i) Mr. Rusch - $6,000 - matching contribution under the 401(k) Plan, $3,000 - ESOP contribution, $1,838
         - Life Bonus Plan payment, $2,467 - life insurance premium, and $864 - disability insurance premium; (ii) Mr. Price - $6,000 matching contribution under the 401(k) Plan, $3,000 - ESOP contribution, $1,270
         - Life Bonus Plan payment, $1,061 - life insurance premium, and $270 - disability insurance premium; (iii) Mr. Abell - $6,000 - matching contribution under the 401(k) Plan, $3,000 - ESOP contribution, $956 - Life Bonus Plan payment, $1,103 - life insurance premium and $383 - disability insurance premium; (iv) Mr. Dosland - $6,000 - matching contribution under the 401(k) Plan, $3,004 - ESOP contribution, $1,000
         - Life Bonus Plan payment, $765 - life insurance premium, and $127 - disability insurance premium; and (v) Mr. Duncan - $5,900 - matching contribution under the 401(k) Plan, $2,960 - ESOP contribution, $1,095
         - Life Bonus Plan payment, $884 - life insurance premium, and $337 - disability insurance premium.

STOCK OPTIONS

         As of December 31, 2003, we had 1,478 officers and employees eligible to participate in our current stock option and incentive plans, which include the First Federal Capital Corp 1992 Stock Incentive Plan, the First Federal Capital Corp 1992 Stock Option and Incentive Plan (f/k/a the Rock Financial Corp 1992 Stock Option and Incentive Plan), the First Federal Capital Corp 1997 Stock Option and Incentive Plan (collectively, the "Stock Option and Incentive Plans"). As of December 31, 2003, 2,546,672 shares of common stock had been awarded under the Stock Option and Incentive Plans (either in the form of option awards or restricted stock awards) and a total of 585,300 shares of common stock were available for award.

         No options were awarded to the executive officers named in the summary compensation table during fiscal 2003.

         The following table sets forth certain information concerning the stock options awarded under the Stock Option and Incentive Plans and the number of options still available for issuance under the Stock Option and Incentive Plans.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                             NUMBER OF SECURITIES
                                  NUMBER OF SECURITIES                                  REMAINING AVAILABLE FOR FUTURE
                                   TO BE ISSUED UPON           WEIGHTED-AVERAGE              ISSUANCE UNDER EQUITY
                                       EXERCISE OF             EXERCISE PRICE OF              COMPENSATION PLANS
                                  OUTSTANDING OPTIONS,         OUTSTANDING OPTIONS,         (EXCLUDING SECURITIES
PLAN CATEGORY                     WARRANTS AND RIGHTS          WARRANTS AND RIGHTS         REFLECTED IN COLUMN (a))
-------------                     -------------------          -------------------         ------------------------
                                         (a)                        (b)                               (c)
Equity compensation
    plans approved by
    security holders...........       753,124                     $ 14.15                           585,300

Equity compensation
    plans not approved by
    security holders...........             0                           0                                 0

TOTAL..........................       753,124                     $ 14.15                           585,300

         The following table sets forth certain information concerning the value of unexercised stock options (at December 31, 2003) awarded under the Stock Option and Incentive Plans to the executive officers named in the summary compensation table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF                          VALUE OF
                                                                UNEXERCISED                       UNEXERCISED
                            NUMBER OF                             OPTIONS                        IN-THE-MONEY
                             SHARES                         AT FISCAL YEAR-END               AT FISCAL YEAR-END(1)
                             ACQUIRED       VALUE           ------------------               ---------------------
NAME                       ON EXERCISE   REALIZED(2)   EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----                       -----------   -----------   -----------     -------------      -----------     -------------
Jack C. Rusch...........          0          N/A         136,200          22,500          $ 1,319,772     $ 191,250

Bradford R. Price.......      5,000        $38,550        72,600          13,200              660,222       112,200

Robert P. Abell.........          0          N/A          41,400               0              338,238             0

Michael W. Dosland......      3,000         23,350        29,200           6,600              244,660        56,100

Milne J. Duncan.........          0          N/A          28,800           6,300              233,622        53,550

-----------------------

(1) The value of unexercised in-the-money options is based upon the difference between the fair market value of the stock options ($22.56, which was the closing price on December 31, 2003) and the exercise price of the options at December 31, 2003.

(2) The value realized by the exercise of options is based upon the difference between the fair market value of the stock options (which is the closing price on the exercise date) and the exercise price of the options exercised.

PENSION PLAN

         The Bank maintains the First Federal Capital Bank Pension Plan (the "Pension Plan") for the benefit of our employees. The Pension Plan is a non-contributory defined benefit pension plan. The Pension Plan was amended in 2003 to provide that only a grandfathered group of employees whose age and years of service totaled at least 50 on January 1, 2003 are eligible to participate in the Pension Plan. Employees who are no longer eligible for additional benefits under our Pension Plan will receive a larger contribution under our Savings Investment Plan and our ESOP.

         Benefits are generally payable under the Pension Plan upon retirement at age 65 based upon an average of an employee's five highest consecutive annual amounts of compensation during the last ten years of employment. Compensation is defined to include salary, bonuses, overtime, commissions, vacation and 401(k) and cafeteria plan deferrals, and does not include expense reimbursement, non-cash or stock compensation. Benefits are calculated based on a formula that is coordinated with Social Security covered compensation. Such amounts are within 10% of the total compensation and bonus reported for the named individuals in the Summary Compensation Table above.

         The maximum annual compensation which may be taken into account under the Internal Revenue Code (as adjusted from time to time by the Internal Revenue Service) for calculating contributions under qualified defined benefit plans is $205,000 for 2004 and the maximum annual benefit permitted under such plans is $165,000 for 2004. At December 31, 2003, Messrs. Rusch, Price, Abell, Dosland and Duncan had 19.7, 23.8, 16.1, 16.7 and 17.9 years of credited service, respectively, under the Pension Plan.

         The Bank's board of directors also has authorized a supplemental non-qualified retirement plan ("Supplemental Plan") to provide certain additional retirement benefits to Messrs. Rusch, Price and Abell. The Supplemental Plan provides that Messrs. Rusch, Price and Abell will receive a supplemental pension benefit commencing on the first day of the calendar month following their termination date equal to the dollar amount of the retirement benefit that would have been paid under the Pension Plan, 401(k) Plan and ESOP without regard to the maximum annual benefit limitation of Section 415 of the Internal Revenue Code (which is $165,000 for 2004) and the maximum annual compensation limitation in Section 401(a)(17) of the Internal Revenue Code ($205,000 for 2004). The Supplemental Plan provides that the Bank will establish a supplemental defined contribution account that shall include the amount of contributions that were not allocated to their accounts under the 401(k) Plan and ESOP because of the limitations imposed by the Internal Revenue Code. In addition to the amounts payable in the table below, the additional projected benefits under the Supplemental Plan payable to Messrs. Rusch, Price and Abell amounted to an annual benefit at age 65 of $168,840, $73,464 and $8,064, respectively, with respect to the Pension Plan and a lump sum benefit of $73,584, $41,002 and $25,557, respectively, with respect to the 401(k) Plan and the ESOP at December 31, 2003.

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 in fiscal 2003 to the named executive officers under the Pension Plan and Supplemental Plan, expressed in the form of a ten year "single life" annuity benefit, based on average annual compensation and years of service classifications specified. The table does not set forth the amount of minimum annual benefits accrued by certain Pension Plan participants under the benefit plan formula previously in effect before the Pension Plan was amended.

                               PENSION PLAN TABLE

   AVERAGE                        CREDITABLE YEARS OF SERVICE AT AGE 65
   ANNUAL        -------------------------------------------------------------------------
COMPENSATION        10             15              20              25                30
------------     --------       --------        --------       ---------         ---------
$ 20,000         $  2,500       $  3,800        $  5,000       $   6,300         $   6,300
  40,000            5,000          7,500          10,000          12,500            12,500
  60,000            8,500         12,700          16,900          21,200            21,200
  80,000           12,200         18,200          24,300          30,400            30,400
 100,000           15,900         23,800          31,700          39,700            39,700
 125,000           20,500         30,700          41,000          51,200            51,200
 150,000           25,100         37,700          50,200          62,800            62,800
 200,000           34,400         51,500          68,700          85,900            85,900
 250,000           43,600         65,400          87,200         109,000           109,000
 300,000           52,900         79,300         105,700         132,200           132,200
 350,000           62,100         93,200         124,200         155,300           155,300
 400,000           71,400        107,000         142,700         178,400           178,400
 450,000           80,600        128,900         161,200         201,500           201,500
 500,000           89,900        134,800         179,700         224,700           224,700
 550,000           99,100        148,700         198,200         247,800           247,800
 600,000          108,400        162,500         216,700         270,900           270,900
 650,000          117,600        176,400         235,200         294,000           294,000
 700,000          126,900        190,300         253,700         317,200           317,200

-----------------------

Notes to Pension Plan Table:

(1)      Based on W-2 compensation, which includes base salary and bonuses.

(2) Does not include the minimum plan benefit applicable to employees participating on January 1, 1987. The pension benefit is payable monthly for the employee's lifetime with the first 120 payments guaranteed.

(3) The Pension Plan benefits are subject to IRS limitations on includable compensation and maximum annual benefits. The amounts shown in the above table were calculated without the IRS limits applied. We maintain a non-qualified Supplemental Retirement Plan for certain employees. The supplemental plan is an "excess" plan which replaces the benefits lost under the Pension Plan due to the IRS pay and benefit limits.

EMPLOYMENT AGREEMENTS

         Under the Employment Agreements in effect for fiscal 2003, the base salaries for Messrs. Rusch, Price, Abell, Dosland and Duncan were $365,000, $247,000, $159,800, $153,550 and $140,800, respectively. In addition to base salary, the Employment Agreements provide for payments from other incentive compensation plans, and provide for other benefits, including participation in any stock-based incentive programs of the Company and the Bank.

         Messrs. Rusch and Price's Employment Agreements with the Bank and the Company are for three years, while Messrs. Dosland and Duncan's Employment Agreement are for two years. Each of the agreements may be extended on an annual basis for successive additional one-year periods upon the expiration of each year of the term upon review and approval by the boards of directors of the Company and the Bank.

         After 16 years of service to us, Mr. Abell elected to retire on January 31, 2004. On February 1, 2004, we entered into a consulting and noncompetition agreement, which provides, among other things, that Mr. Abell will continue to provide certain services to us on a part-time basis until September 1, 2004. Under the consulting and noncompetition agreement, we will pay Mr. Abell $4,000 per month as well as make available to Mr. Abell and his spouse continued coverage under our health insurance plan until Mr. Abell and his spouse turn 65 or become eligible for Medicare coverage.

         Under the Employment Agreements, the Bank may, without further liability, terminate such employment for "cause," which includes, generally, conviction of a felony or any crime involving falsehood, fraud or moral turpitude, willful failure to perform his duties and responsibilities in accordance with written instructions approved by at least two-thirds of the board, a willful act of misconduct or violation of any law, regulation or cease and desist order which is injurious to the Bank, a willful breach of fiduciary duty involving personal profit and incompetence, personal dishonesty or material breach of the Employment Agreement by the executive. The Employment Agreements with the Company terminate on the effective date of termination of the Employment Agreements with the Bank. The Employment Agreements also provide for termination or suspension of rights granted if the executives are terminated, suspended or permanently removed for certain violations of federal laws, or if regulatory authorities were to determine that the Bank is operating in an unsafe financial condition. The Employment Agreements also contain covenant-not-to-compete provisions that prohibit the executives from competing with a significant competitor (as defined therein) of ours for a period of 18 months following a voluntary termination.

         In the event of a termination due to death or retirement, the executive is entitled to receive only that compensation and those benefits in which he was vested as of the date of termination. In the event of termination due to disability, the executive is entitled to receipt of his base salary for the remainder of the term of the Employment Agreement, offset by the total of any disability payments received by the executive during such period under any employer disability, governmental social security, or worker's compensation program.

         In the event of a termination for cause, our obligations under the Employment Agreements cease. In the event of termination of employment under certain circumstances, including termination without cause or other breach of the Employment Agreements by us, the executive would be entitled to receive, for the remainder of the employment term (restored as of the date of termination), severance payments based on the highest rate of base salary within the three years preceding termination and the cash bonus paid in the most recently completed calendar year of employment. In addition, the executives shall be entitled to participate in all group health, dental and life insurance and certain other employee benefit plans, at no cost to the executives, for the remainder of the employment term, and to receive all other benefits in which the executive was vested as of the termination date. If the termination follows a "change in control," as described below, the executive may elect to receive the severance payment in a lump sum or over a period of three years from the date of the change in control. Under the Employment Agreements with the Bank, the payments are limited, however, not to exceed such amounts that would be deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and by any amounts paid by a subsequent employer. In addition, the executives would receive additional benefits under the Pension Plan in an amount determined as if the executive were fully vested under the Pension Plan and had accumulated the additional years of credited service under the Pension Plan that he would have received had he continued employment with the Bank for the entire employment term at the highest annual rate of base salary in effect during the twelve months immediately preceding the termination date. Assuming that average annual compensation was at each executive's existing salary level for fiscal 2003 and utilizing the bonus amounts for fiscal 2003, severance pay in the event of a change in control would amount to $1,701,384, $1,081,743, $419,496 and $385,192 for Messrs. Rusch, Price,
Dosland and Duncan, respectively.

         The Employment Agreements define a "change in control" to include a change in control under certain federal laws regardless of whether approval of the change in control is required under such laws and whether resulting from merger, consolidation, reorganization, acquisition of the Bank or its assets, or any other event. If the following other circumstances involving a change in control occur the executives also receive termination benefits under the Employment Agreements: (i) termination of an executive officer's employment other than for cause after a change in control; (ii) resignation by an executive officer following a significant change in the nature or scope of his authorities or duties; (iii) a reassignment to duties in a location more than 25 miles from the location of the executive officer's principal office immediately before such change in control; and (iv) a determination by an executive officer that, as a result of such change in control and subsequent changes in the circumstances of his employment, he is unable to exercise effectively his prior authority or responsibility.

         If the severance benefits payable following a change in control would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and the present value of such "parachute payments" equals or exceeds three times the executives' average annual compensation for the five calendar years preceding the year in which the change in control occurred, the severance benefits shall be reduced to an amount equal to the present value of
2.99 times the average annual compensation paid to the executive during the five years immediately preceding such change in control. The Employment Agreements with the Company provide that the Company will pay to the executives the entire amount of any unpaid severance that is not paid to them as a result of the change in control restrictions under their Employment Agreements with the Bank. In addition, under applicable law, a 20% excise tax would be triggered by change-in-control related payments that equal or exceed three times the executives' annual compensation over the five years preceding the change in control. The Employment Agreements with the Company provide that to the extent payments related to a change in control are subject to the excise tax, the Company will provide the executives with an additional amount sufficient to enable them to retain the full value of the change in control benefits as if the excise tax had not applied.

LIFE INSURANCE POLICIES

         The Bank's policy is to maintain a split-dollar life insurance plan for its Chief Executive Officer. In 2001, the Bank purchased, and continues to maintain, a $350,000 split-dollar life insurance plan on the life of Jack Rusch, in accordance with the Bank's policy after he became CEO.

         Annually, the participant recognizes taxable income to the extent of the assumed term cost of the coverage. At the earlier of the 15th anniversary of the policy or death of the participant, the Bank's share of the death benefit will be sufficient to recover all premium costs associated with the plan, with the participant's beneficiary receiving any excess of the death benefit amount. For 2003, the amount of income attributable for a split-dollar insurance plan was $438 for Mr. Rusch. This amount is included in the "All Other Compensation" column in the Summary Compensation Table above.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee Report will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate such information by reference, and will not otherwise be deemed filed under the Securities Act or the Securities Exchange Act.

COMPENSATION COMMITTEE

         The Personnel and Compensation Committee of the Bank's board of directors (the "Committee" for purposes of this report) is responsible for recommending to the board the levels of compensation and benefits (excluding stock option awards and restricted stock awards) for executive officers. The Stock Option Committee reviews and approves the award of options and restricted stock awards pursuant to the Company's stock incentive plans. For the fiscal year ended December 31, 2003, the Committee consisted of the same independent directors who serve on the Company's Stock Option Committee (Directors Kruger, Lommen and Quillin). Mr. Lommen served as Chairman of the Committee and Mr. Quillin served as Chairman of the Company's Stock Option Committee.

         Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's Chief Executive Officer ("CEO") and certain other executive officers of the Company. The rules require compensation disclosure in the form of tables and a report by the Compensation Committee of the Company that explains the rationale and considerations that led to fundamental decisions affecting such individuals. The Committee has prepared the following report, at the direction and approval of the board of directors of the Company, for inclusion in this proxy statement.

EXECUTIVE COMPENSATION POLICIES AND PLANS

         The Committee uses the concept of total compensation in structuring a combination of base salary, incentive bonus, long-term compensation and perquisites for executive officers. It is the intent of the Committee to recommend a base salary for executive officers that is comparable to the median pay level of executives of similarly sized financial institutions based upon available competitive market data. The Committee uses outside consultants and published compensation survey data to review competitive rates of pay, to establish salary ranges and to recommend base salary and bonus pay levels. Based upon such review, for fiscal 2003, the average increase in base salary for the four highest paid executive officers (other than Mr. Rusch) was 5.5%. The Company's executives, in general, will receive a level of compensation (base salary plus cash incentive bonus) at or above the median annual compensation paid by financial competitors of the Company only when the Company meets or exceeds the median return on assets ("ROA") and return on equity ("ROE") levels of its peer group.

         The Committee also recognizes that "compensation" (as that term is defined in Section 162(m) of the Internal Revenue Code) in excess of $1,000,000 per year to an executive officer is not deductible by the Company unless such compensation is performance-based compensation approved by the shareholders of the Company and thus, is not "compensation" for purposes of complying with the limit on deductibility. The Committee has been advised that no executive officer of the Company received compensation in fiscal 2003 that will result in the loss of a corporate federal income tax deduction under Section 162(m) of the Internal Revenue Code.

         Both short-term and long-term incentive plans are used to reward executive officers for the Company's performance relative to identified peer groups. Short-term incentive compensation, paid in the form of annual cash bonuses, is determined pursuant to factors outlined in the Annual Bonus Plan. Long-term incentive compensation, paid in the form of restricted stock awards and stock option awards, is determined pursuant to factors outlined in the Company's long-term performance award plans. The board of directors of the Company reviews and approves of the terms of the Annual Bonus Plan on an annual basis and the terms of the long-term award plans every three years.

         ANNUAL BONUS PLAN

         The factors used in measuring the Company's performance under the Annual Bonus Plan are a weighted combination of ROA and ROE. In general, a payment pursuant to the terms of the Annual Bonus Plan is made only after the Company's financial performance equals or exceeds median peer group financial performance. The peer group includes a group of similarly sized publicly traded thrifts. The board of directors reviews the terms of the Annual Bonus Plan each year and establishes the threshold, target and maximum ROA and ROE levels, and percentage of incentive award to be based upon ROA and ROE, respectively, after evaluation of the Company's strategic business plan and other factors the board deems appropriate. Cash bonus payments are made to participants at the end of the fiscal year based upon the Company's projected performance levels relative to the peer group and, if necessary, additional payments are made at the beginning of the following fiscal year to reflect actual performance.

         For fiscal 2003, ROA accounted for 25% and ROE accounted for 75% of the total cash incentive award opportunity. Executive officers are eligible to earn incentive compensation based on the Company achieving threshold, target and maximum ROA and ROE performance at the 50th percentile, 65th percentile and 80th percentile, respectively, of the peer group. In general, if financial performance is below the threshold level, no incentive compensation will be earned. Individual award targets vary by executive group (CEO, Executive Vice Presidents, Senior Vice Presidents, Department Managers, Managers and Supervisors) and are established as a percentage of base salary. However, even if the Company's performance exceeds the target ratios of the peer group, the board of directors of the Company and the Bank can elect to reduce or cancel incentive payments if the Company's ROE does not equal or exceed a "risk-free rate of return" defined to be 110% of the average one-year treasury bill rate for the plan year. In addition, the performance measures may be adjusted in any fiscal year if the board approves management's strategic proposals or directs management to implement strategic proposals designed to enhance the long-term performance of the Company but which would materially impact payments under the Annual Bonus Plan.

         For fiscal 2003, the Company is projected to achieve financial performance objectives that exceed the 65th percentile for ROA and the 80th percentile for ROE relative to the Annual Bonus Plan peer group. Based on the Company's projected financial performance, cash bonuses were paid to Annual Bonus Plan participants in fiscal 2003 representing part of the ROA and ROE components of their 2003 bonus award. The balance of the 2003 incentive cash bonus will be paid in fiscal 2004 when final peer data is available. In April 2003, the balance of cash bonus payments were made to participants in the Annual Bonus Plan representing the Company's performance for fiscal 2002, which was at the 80th percentile for ROA (1.2%) and 94th percentile for ROE (17.6%). The aggregate pay-out to all participants under the Annual Bonus Plan in fiscal 2003 was $1,076,849, which represented aggregate bonus compensation of $976,864 attributable to performance in fiscal 2003 and $99,985 attributable to performance in fiscal 2002. The average bonus earned under the Annual Bonus Plan in fiscal 2003 by the four highest paid executive officers at year-end (other than Mr. Rusch) was 39.9% of their base salaries compared to 45.7% in fiscal 2002.

         LONG-TERM AWARD PLAN: 2001-2003 PLAN PERIOD

         In fiscal 2001, the board of directors of the Company reviewed and approved the terms of the First Federal Capital Corp Long-Term Performance Award Plan (2001-2003) (the "Long-Term Award Plan") that provides for the award of stock options and awards of restricted stock. The purpose of the Long-Term Award Plan is to strengthen the link between executive compensation and long-term organization performance. In determining appropriate stock option awards and stock awards, the Stock Option Committee considers the executives' contribution toward institutional performance and the executives' expected contribution toward meeting the organization's long-term strategic goals as well as industry practice. Any value received by the executive from an option award and any increase in the value of a stock award is a function of any increase in the price of the Company's common stock. As a result, the value of the long-term compensation is directly aligned with increased shareholder value. The total of targeted or projected values of long-term awards at the date of the award is set considering observed market practices for similar institutions in the financial industry.

         Pursuant to the Long-Term Award Plan, the Company's financial performance is measured by comparing the Company's average ROE over a three-year performance period to the average ROE of all publicly traded thrifts (as defined by the SNL Securities database of publicly traded thrifts) over the same period. Executive officers are awarded stock options and awarded restricted stock based upon the Company achieving threshold, target and maximum ROE performance at the 50th percentile, 75th percentile and 90th percentile, respectively, of all publicly traded thrifts. Individual award targets vary by executive group (CEO, Executive Vice Presidents and Senior Vice Presidents) and are established as a percentage of base salary. Department Managers, Managers and Supervisors also are eligible to participate and may be awarded stock options and restricted stock at the discretion of the Stock Option Committee.

         Under the Long-Term Award Plan, stock options are awarded at the beginning of the performance period, with no additional awards or award adjustment made during the performance cycle or at the end of the performance period. The options vest at the rate of 33% over a three-year period from the date of award. The exercise price of the options is established at the fair market value of the Company's common stock on the date of award. Restricted stock is awarded on an annual basis at the end of each "annual performance period" within the three-year plan period after the Company's annual ROE performance is assessed relative to the peer group annual ROE. The number of restricted shares awarded annually will depend upon the Company's performance relative to the thrift peer group, with participants eligible to receive a number of shares depending upon the Company's performance relative to the threshold, target or maximum levels noted above. Restricted stock awards will vest 50% each year commencing on the first anniversary of the award date. The Stock Option Committee may elect to not award restricted stock in any year if the Company's average one-year ROE is below a "risk-free rate of return" defined to be 110% of the average three-year treasury bill over the performance period.

         In fiscal 2003, pursuant to the Long-Term Award Plan (2001-2003), no options to acquire shares of common stock were awarded to executive officers of the Company (including the CEO). 37,200 shares of restricted stock were awarded in fiscal 2003 under the Long-Term Award Plan, based upon the Company's ROE for fiscal 2002 relative to the thrift peer group. Shares of restricted stock will be awarded to executive officers in April 2004 under the 2001-2003 plan, based upon the Company's ROE for fiscal 2003 relative to the thrift peer group.

         LONG-TERM AWARD PLAN: 1998 - 2000 PLAN PERIOD

         In fiscal 1998, pursuant to the Long-Term Performance Award Plan (1998-2000), options to acquire 204,000 shares of common stock (adjusted for the June 1998 2-for-1 stock split) were awarded to executive officers of the Company (including the CEO and Chairman of the Board), and 68,000 shares of restricted stock (adjusted for the June 1998 2-for-1 stock split) were contingently awarded to such executive officers, subject to the Company achieving ROE during the 1998-2000 plan period that equals or exceeds the 75th percentile of the Company's publicly traded thrifts peer group.

         For the 1998-2000 plan period, relative to the peer group of publicly traded thrifts, the Company achieved an average ROE percentile ranking of 94.33%, exceeding the 75th percentile. Therefore, in fiscal 2001, additional restricted stock awards for 68,000 shares of stock were made to executive officers of the Company (other than the CEO) as final payment under the Company's long-term performance award plan for the 1998-2000 plan period. All restricted stock awards for the 1998-2000 plan period are subject to a two-year vesting period with 50% of the award vesting on January 1 of each year in 2002 and 2003.

         Shares of restricted stock and stock options awarded pursuant to the Company's Long-Term Award Plans are made from shares of the Company's common stock reserved for issuance under the First Federal Capital Corp 1992 Stock Incentive Plan, the Rock Financial Corp 1992 Stock Option and Incentive Plan (which was assumed by the Company in connection with our merger with Rock Financial Corp) and the First Federal Capital Corp 1997 Stock Option and Incentive Plan (collectively, the "Stock Option and Incentive Plans"). Under the Stock Option and Incentive Plans, the Stock Option Committee also may authorize discretionary awards irrespective of whether the performance criteria set forth in the Long-Term Award Plan are met and may authorize discretionary awards for such other incentive/reward purposes as it may deem advisable from time to time.

PRESIDENT AND CEO COMPENSATION

         Mr. Rusch's cash compensation (salary and bonus) for fiscal 2003 consisted of competitively determined base salary as well as the payment of cash incentive bonus based upon the Company's fiscal 2003 financial performance. Mr. Rusch's base salary was increased from $350,000 for 2002 to $365,000 for 2003. The base salary adjustments reflected the Committee's recommendation to pay him a base salary that was representative of comparable financial institutions of similar asset size and performance.

         During fiscal 2003, cash incentive bonus of $201,690 was paid to Mr. Rusch. This payment represented his fiscal 2003 bonus ($175,440) as well as the balance of his fiscal 2002 bonus ($26,250) under the Company's Annual Bonus Plan. As noted above, the 2002 cash bonus component of the payment reflected the Company's financial performance relative to its peer group which data was at the 80th percentile for ROA (1.2%) and 94th percentile for ROE (17.6%). The Company is projected to achieve financial performance objectives for fiscal 2003 that exceed the 65th percentile for ROA and the 80th percentile for ROE relative to the Annual Bonus Plan peer group. Incentive cash compensation paid to Mr. Rusch in 2003 was 55.3% of base compensation compared to 59.8% of base compensation in 2002.

         In fiscal 2003, Mr. Rusch also was awarded 15,000 shares of common stock under the Company's long-term performance award plan for the 2001-2003 plan period. As noted above, relative to a peer group of publicly traded thrift institutions, the Company achieved an average ROE percentile ranking of 94% for fiscal 2002, exceeding the maximum percentile performance. The award is subject to a two-year vesting period with 50% of the award vesting on January 1 of each year in 2004 and 2005.

         During fiscal 2003, Mr. Rusch was not awarded options to purchase shares of the Company's common stock pursuant to the Company's Long-Term Award Plan (2001-2003).

                                                          FEBRUARY 2004

                                                          COMPENSATION COMMITTEE

                                                          DAVID W. KRUGER
                                                          RICHARD T. LOMMEN
                                                          PHILLIP J. QUILLIN

                             AUDIT COMMITTEE REPORT

         The Audit Committee Report will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate such information by reference, and will not otherwise be deemed filed under the Securities Act or the Securities Exchange Act.

AUDIT COMMITTEE COMPOSITION AND FUNCTION

         The members of the Audit Committee are appointed by the Chairman of the Board and are approved by the board of directors. The Audit Committee is composed of three directors, Messrs. John F. Leinfelder (Chairman), Phillip J. Quillin and Edwin J. Zagzebski. SEC rules and NASDAQ listing standards applicable to us include qualitative and quantitative requirements regarding the independence and qualifications of Audit Committee members and the size of the Audit Committee. Each of the current members of the Audit Committee is "independent" as defined by SEC rules and NASDAQ listing standards, except Mr. Zagzebski. Mr. Zagzebski is not "independent" as defined by NASDAQ listing standards, because he was the Chairman of the Board of American Community Bankshares, which we acquired within the past three years. However, in accordance with SEC rules and NASDAQ listing standards, the board determined that it is in the best interest of the Company and our shareholders to appoint Mr. Zagzebski to the Audit Committee despite not meeting the NASDAQ listing standards to be deemed "independent" due to his 30-plus years of career experience in finance and accounting.

         The Audit Committee acts pursuant to a written charter (Appendix A to the proxy statement in which this report is included) adopted and approved by the board of directors on February 24, 2004. The Audit Committee is responsible for assisting the board in its oversight responsibilities regarding our auditing, accounting and financial reporting process. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, our policies, procedures and practices at all levels related to the financial control and reporting process. The Audit Committee's primary duties and responsibilities are outlined in the charter.

         Our management team is responsible for our financial reporting process including our system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors, Deloitte & Touche, are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company or the Bank, and are not professionally engaged in the practice of auditing or accounting. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of Deloitte & Touche included in their report on our financial statements. The Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and Deloitte & Touche do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that Deloitte & Touche is in fact "independent."

AUDIT COMMITTEE ACTIONS IN FISCAL 2004

         In fiscal 2004, in connection with its oversight function, the Audit Committee met with Deloitte & Touche. Pursuant to Statement on Auditing Standards ("SAS") No. 90 (Audit Committee Communications), Deloitte & Touche discussed various matters relating to our financial results for fiscal 2003 and discussed matters required to be discussed by SAS No. 61 (Communication with Audit Committees). Deloitte & Touche also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), disclosing any relationships between Deloitte & Touche and us and stating that in its professional judgment Deloitte & Touche believes that it is "independent" with respect to us within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

         The Audit Committee also has reviewed written confirmations from management that there were no information technology consulting services relating to financial information systems design and implementation and internal audit services ("non-audit services") provided by Deloitte & Touche in fiscal 2003. The Audit Committee has considered whether the provision of such non-audit services by Deloitte & Touche to us is compatible with maintaining Deloitte & Touche's independence and has discussed with them their independence.

         Each year the Audit Committee is responsible for providing the board of directors with a recommendation as to whether our annual financial statements should be included in our annual report on Form 10-K filed with the SEC. Based on the Audit Committee's discussions with our management and Deloitte & Touche concerning the fiscal 2003 audit, the financial statements and related review process and other matters deemed relevant and appropriate by the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee met in February 2004 to issue this Audit Committee Report and recommended to the board that fiscal 2003 financial statements be included in the 2003 annual report on Form 10-K filed with the SEC.

                                                          FEBRUARY 2004

                                                          AUDIT COMMITTEE

                                                          JOHN F. LEINFELDER
                                                          PHILLIP J. QUILLIN
                                                          EDWIN J. ZAGZEBSKI

             CERTAIN INFORMATION REGARDING OUR INDEPENDENT AUDITORS

         On June 30, 2003, our Audit Committee dismissed Ernst & Young LLP as our independent auditor. The audit reports of Ernst & Young on our consolidated financial statements for fiscal 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with Ernst & Young's audits of us for fiscal 2002 and 2001 and in connection with the subsequent interim period through June 30, 2003, we had no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young's satisfaction, would have caused Ernst & Young to refer to the subject matter of the disagreements in connection with their report.

         Also on June 30, 2003, our Audit Committee engaged Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2003. During fiscal 2002 and 2001 and through the date of engagement, neither we nor anyone engaged on our behalf consulted with Deloitte & Touche on items regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement with Ernst & Young or certain reportable events.

         The Audit Committee has appointed Deloitte & Touche to perform the audit of our financial statements for fiscal 2004. We have been advised by Deloitte & Touche that neither that firm nor any of its associates has any relationship with us other than the usual relationship that exists between independent certified public accountants and clients. Deloitte & Touche will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

FEES PAID TO OUR INDEPENDENT AUDITORS

         The following is a summary of the fees and out of pocket costs billed to us by our independent auditors for certain audit and non-audit services during fiscal 2003 and 2002.

                       DELOITTE & TOUCHE LLP               ERNST & YOUNG LLP
                       ---------------------    ------------------------------------------
                                       % of                    % of                   % of
FEE CATEGORY            Fiscal 2003   Total     Fiscal 2003   Total   Fiscal 2002    Total
------------            -----------   -----     -----------   -----   -----------    -----
Audit Fees(1)            $  95,000    100.0      $  45,000     55.2    $ 143,500      85.2
Audit-Related Fees(2)            0      0.0          8,500     10.4            0       0.0
Tax Fees(3)                      0      0.0         28,050     34.4       25,000      14.8
All Other Fees(4)                0      0.0              0      0.0            0       0.0
Total Fees               $  95,000    100.0      $  81,550    100.0    $ 168,500     100.0

-----------------------

(1) Consists of professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports and services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements.

(2) Consists of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include accounting consultations in connection with acquisitions and divestitures and consultations concerning financial accounting and reporting standards.

(3) Consists of tax compliance, tax advice and tax planning. These services include federal and state tax compliance, assistance with tax audits, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation.

(4)      Consists of all other services other than those reported above.

         In making its recommendation to ratify the appointment of Deloitte & Touche as our independent auditor for fiscal 2004. the Audit Committee has considered whether services other than audit and audit-related services provided by Deloitte & Touche are compatible with maintaining the independence of Deloitte & Touche.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

         The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by our independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, our independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

                             STOCK PERFORMANCE GRAPH

         The Stock Performance Graph information will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent we specifically incorporate such information by reference, and will not otherwise be deemed filed under the Securities Act or the Securities Exchange Act.

         The following graph compares the yearly cumulative total return on our common stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the NASDAQ Index (for United States companies), and (ii) the yearly cumulative total return on the stocks included in the NASDAQ Bank Stock Index. The cumulative returns set forth in each graph assume the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable comparison period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                           FIRST FEDERAL CAPITAL CORP

                            [STOCK PERFORMANCE GRAPH]


                               12/31/98     12/31/99      12/31/00     12/31/01     12/31/02     12/31/03
                               --------     --------      --------     --------     --------     --------
Company common stock....       $ 100.00     $  91.39      $  94.08     $ 105.22     $ 132.93     $ 159.45
NASDAQ Composite Index..         100.00       186.12        113.20        89.66        61.65        92.96
NASDAQ Bank Stocks......         100.00        94.20        110.87       124.93       133.60       177.72

-----------------------

Notes to the Stock Performance Graph:

1) The lines in the graph represent monthly index levels derived from compounded daily returns that include dividends.

2) The percentages shown in the legend represent five-year annual compounded total return assuming reinvestment of dividends.

3) The indexes are reweighted daily using the market capitalization on the previous trading day.

4) If the monthly interval, based on the fiscal year end, is not a trading day, the preceding day is used.

5)       The index level for all series was set to $100 on December 31, 1998.

               INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

         Prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, the Bank followed the policy of making loans to their directors, officers and employees at preferred interest rates and fees. In accordance with current federal law, all loans to officers and directors are now made on the same terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. During 2003, no director or executive officer had loans outstanding at preferred interest rates from us that aggregated $60,000 or more.

         We intend that all transactions in the future between us and our executive officers, directors, holders of 10% or more of the outstanding shares of common stock and affiliates thereof, will contain terms no less favorable to us than could have been obtained by us in arms' length negotiations with unaffiliated persons and will be approved by a majority of Outside Directors not having any interest in the transaction.

                     SHAREHOLDER NOMINATIONS AND PROPOSALS

SHAREHOLDER NOMINATIONS

         Section 4.14 of our bylaws governs nominations for election to the board of directors and requires all such nominations, other than those made by the Nominating Committee, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions outlined in our bylaws. Shareholder nominations must be made pursuant to timely notice in writing to our Secretary. To be timely, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. We did not receive any director nominations from shareholders in connection with the annual meeting.

         Each written notice of a shareholder nomination shall set forth the following: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of our common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 2005 PROXY MATERIALS

         To be considered for inclusion in the proxy statement relating to the annual meeting to be held in April 2005, shareholder proposals must be received at our principal executive offices at 605 State Street, La Crosse, Wisconsin 54601, Attention: Bradford R. Price, Executive Vice President and Secretary, no later than November 16, 2004. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. it will be included in the proxy statement and set forth on the appointment form of proxy issued for the 2005 annual meeting. It is urged that any such proposals be sent certified mail, return receipt requested. Nothing in this section shall be deemed to require us to include in our proxy statement and proxy relating to the 2005 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

ADVANCE NOTICE REQUIREMENT FOR ANY PROPOSAL OR NOMINATION TO BE RAISED BY A SHAREHOLDER

         Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 may be brought before an annual meeting pursuant to Section 2.17 of our bylaws, which provides that business at an annual meeting of shareholders must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days prior to the anniversary date of the mailing of our proxy materials for the immediately preceding annual meeting. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before an annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on our books, of the shareholder proposing such business, (iii) the class and number of shares of common stock that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

DISCRETIONARY VOTING OF 2005 PROXIES

         Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934 and
Section 2.17 of our bylaws, if a shareholder fails to notify us of such proposal by January 16, 2005, then the management proxies named in the form of proxy distributed in connection with our proxy statement may use their discretionary voting authority to address the proposal submitted by the shareholder, without discussion of the proposal in the proxy statement.

                                  OTHER MATTERS

         Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ Bradford R. Price

La Crosse, Wisconsin                     Bradford R. Price
March 15, 2004                           Executive Vice President and Secretary

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER
                               (FEBRUARY 24, 2004)

Authority:

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers ("NASD"). The Audit Committee shall be composed of at least three directors who shall be appointed by the Board. Under exceptional and limited circumstances, the Board may allow one director who is not independent to serve on the Audit Committee as long as it is in the best interests of the Company and its shareholders, the Board discloses in the annual proxy statement the nature of the relationship and the reasons for that determination and the non independent director does not serve on the Audit Committee for longer than two years or as the chairperson of the Audit Committee.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Responsibilities:

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.       Maintain minutes of meetings and make regular reports to the Board.

3. Review the interim financial statements with management and the independent auditor prior to the filing of the Company's Quarterly Report on Form 10-Q. Discuss with the independent auditor the matters required to be communicated by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Chair of the Committee may represent the entire Committee for the purposes of this quarterly review.

4. Review the annual audited financial statements with the independent auditor prior to the filing of the Company's Annual Report on Form 10-K. Discuss with the independent auditor the matters required to be communicated by Statement on Auditing Standards No. 61, Communication with Audit Committees.

5. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

6. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial statements.

7. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

8. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors, or management.

9. Meet with the independent auditor to review the planning and staffing of the audit.

10. Discuss with the independent auditors their accountability to the Audit Committee and the Board.

11. Require that the independent auditors shall, at least annually, disclose to the Audit Committee, in writing, all relationships between the auditors and the Company, confirm in the letter that they are independent of the Company, and discuss their independence with the Audit Committee. The Audit Committee shall not be responsible for establishing auditor independence standards and the members of the Audit Committee shall rely upon representations from management and the independent auditor as to the provision of non-audit services, if any, and the assessment of whether the independent auditor meets the applicable auditor independence standards in light of the provision of any such services.

12.      Evaluate the performance of the independent auditor.

13. Approve the appointment, compensation and retention of the independent auditor.

14. Approve the retention of the independent auditor for any non-audit services and the fee for such services. In certain situations, the Chair of the Committee may approve the fee, with full Committee approval occurring at the next Committee meeting.

15. Review the Office of Thrift Supervision's Thrift Financial Report and complete the certification required under 12 U.S.C. 1817 (a)(3).

16. Review the appointment and replacement of the senior internal auditing executive.

17.      Review the reports prepared by the internal auditing department.

18. Meet at least annually with the senior internal auditing executive and the independent auditor in separate executive sessions.

19. Submit the report required by the SEC to be included in the Company's annual proxy statement.

20. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Code of Business Conduct and Ethics and the Conflict of Interest/Corporate Opportunity Policy statement.

21. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

22. Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Business Conduct and Ethics or Conflict of Interest/Corporate Opportunity Policy statement.

                           FIRST FEDERAL CAPITAL CORP
                     A Federal Savings Bank Holding Company



FIRST FEDERAL CAPITAL CORP                                      REVOCABLE PROXY
--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FEDERAL CAPITAL CORP FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2004, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

         The undersigned hereby appoints Bradford R. Price and Michael W. Dosland as proxies, each with power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of First Federal Capital Corp held of record by the undersigned on March 5, 2004 at the annual meeting of shareholders to be held at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, on Wednesday, April 21, 2004, at 10:30 a.m., local time, or any adjournments or postponements thereof.

         SHARES OF FIRST FEDERAL CAPITAL CORP'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINATING COMMITTEE'S NOMINEE TO THE BOARD OF DIRECTORS, FOR APPROVAL OF THE FIRST FEDERAL CAPITAL CORP 2004 EQUITY INCENTIVE PLAN, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.






          (Continued, and to be signed and dated, on the reverse side)

                                                      --------------------------
                                                      COMPANY #
                                                      CONTROL #
                                                      --------------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY:

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE

 o Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m., Central Time, on April 20, 2004.

 o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please leave blank.

 o  Follow the simple instructions given over the telephone.

VOTE BY INTERNET -- http://www.eproxy.com/ftfc/ -- QUICK *** EASY *** IMMEDIATE

 o Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m., Central Time, on April 20, 2004.

 o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please leave blank.

 o  Follow the simple instructions given on the Internet.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Federal Capital Corp, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                            -- Please detach here --

1. ELECTION OF DIRECTOR
   Nominee for three-year term expiring in 2007:               [ ] FOR the nominee listed        [ ] WITHHOLD AUTHORITY
   01 Jack C. Rusch                                                                                  to vote for the nominee
                                                                                                     listed

2. PROPOSAL TO APPROVE the First Federal Capital Corp 2004 Equity          [ ] For         [ ] Against        [ ] Abstain
   Incentive Plan.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR EACH PROPOSAL.
---

Address Change?  Mark Box  [ ]   Indicate changes below:            Date                                                     , 2004
                                                                         ----------------------------------------------------


                                                                    ---------------------------------------------------------------

                                                                    ---------------------------------------------------------------

                                                                    Signature(s) in Box
                                                                    Please sign this exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

                           FIRST FEDERAL CAPITAL CORP
                     A Federal Savings Bank Holding Company



FIRST FEDERAL CAPITAL CORP
ANNUAL MEETING OF STOCKHOLDERS                                  REVOCABLE PROXY
-------------------------------------------------------------------------------

         The undersigned hereby instructs US Bank Institutional Trust & Custody, the trustee of the trust created pursuant to the Savings Investment Plan of First Federal Capital Bank and the Employee Stock Ownership Plan of First Federal Capital Corp, and instructs Wells Fargo Bank, N.A., the custodian of the Employee Stock Purchase Plan of First Federal Capital Corp, to vote the shares of common stock of First Federal Capital Corp that were allocated to my account as of March 5, 2004 under the Savings Investment Plan and/or Employee Stock Option Plan and/or Employee Stock Purchase Plan upon the following proposals to be presented at the annual meeting of shareholders on April 21, 2004, at 10:30 a.m., local time, or any adjournments or postponements thereof.

         FIRST FEDERAL CAPITAL CORP'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR AND FOR APPROVAL OF THE FIRST FEDERAL CAPITAL CORP 2004 EQUITY INCENTIVE PLAN. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.






          (Continued, and to be signed and dated, on the reverse side)

                                                      --------------------------
                                                      COMPANY #
                                                      CONTROL #
                                                      --------------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY:

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE

 o Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m., Central Time, on April 16, 2004.

 o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please leave blank.

 o  Follow the simple instructions given over the telephone.

VOTE BY INTERNET -- http://www.eproxy.com/ftfc/ -- QUICK *** EASY *** IMMEDIATE

 o Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m., Central Time, on April 16, 2004.

 o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please leave blank.

 o Follow the simple instructions given on the Internet.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Federal Capital Corp, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                            -- Please detach here --

1. ELECTION OF DIRECTOR
   Nominee for three-year term expiring in 2007:               [ ] FOR the nominee listed        [ ] WITHHOLD AUTHORITY
   01 Jack C. Rusch                                                                                  to vote for the nominee
                                                                                                     listed

2. PROPOSAL TO APPROVE the First Federal Capital Corp 2004 Equity            [ ] For         [ ] Against        [ ] Abstain
   Incentive Plan.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR EACH PROPOSAL.
---

Address Change? Mark Box [ ]  Indicate changes below:              Date                                                       , 2004
                                                                       -------------------------------------------------------

                                                                   ---------------------------------------------------------------


                                                                   ---------------------------------------------------------------

                                                                   Signature(s) in Box
                                                                   Please sign this exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.